EXHIBIT 4.1
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                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       OF
                        CORRECTIONAL SERVICES CORPORATION

1.         PURPOSE OF PLAN.
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                     The purpose of this Non-Employee Director Stock Option Plan
("Plan") is to provide additional incentives to Non-Employee Directors (as defined below) of Correctional Services Corporation ("Company") to promote the financial success and progress of the Company by granting such persons options to purchase shares of the Company's Common Stock ("Common Stock"). The options to purchase shares of Common Stock under this Plan shall not qualify under
Section 422 of the Internal Revenue Code of 1986, as amended.

2.         DEFINITION OF "NON-EMPLOYEE DIRECTOR".
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                     As defined by Regulation 240.16b-3 under the Securities
Exchange Act of 1934, as amended ("Exchange Act"), a "Non-Employee Director" is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, e.g., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (e.g., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company's or that entity's consolidated gross revenues).

3.         ADOPTION OF PLAN.
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                     This Plan shall be effective on the date that it is adopted by the Board of Directors of the Company ("Board").
The Board shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of options hereunder as are set forth herein.

4.         ADMINISTRATION.
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                     (a)       This Plan shall be administered by the Board.

                     (b) The Board shall have the authority to (i) exercise all of the powers granted to it under this Plan, (ii) construe, interpret and implement this Plan and any Stock Option Agreements executed pursuant to Section 8 hereof, (iii) prescribe, amend and rescind rules and regulations relating to this Plan, (iv) make all determinations necessary or advisable in administering this Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan.

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                     (c)       The determination of the Board on all matters
                               relating to this Plan or any Stock Option
                               Agreement shall be final, binding and conclusive.

                     (d) No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

5.         ELIGIBILITY.
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                     Individuals who are Non-Employee Directors of the Company
shall be eligible to participate in this Plan. Each Non-Employee Director to whom an option is granted hereunder is referred to as an "Optionee."

6.         SHARES SUBJECT TO THIS PLAN.
           ---------------------------

                     The maximum number of shares of Common Stock that may be issued pursuant to options granted under this Plan to all Optionees is 300,000 shares, which shares may, at the discretion of the Board, be either authorized but unissued shares or shares previously issued and reacquired by the Company. Such number of shares shall be subject to adjustment as provided in this Plan. If any option is terminated or unpurchased in whole or in part for any reason without being exercised in whole or in part, the shares thereby released from such option shall be available for purchase under other options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of shares of Common Stock as shall be required to satisfy the requirements of outstanding options under this Plan.

7.         GRANTING OF OPTIONS; EFFECTIVE DATE.
           -----------------------------------

                     Until the expiration or sooner termination of this Plan, the Board, at any time and from time to time, may grant options to Non-Employee Directors for such number of shares, at such option price, and subject to the terms and provisions of this Plan. The date on which the grant of an option is authorized by the Board shall be the effective date of grant for all purposes, notwithstanding the fact that written acceptance by the Optionee of such grant may take place thereafter.

8.         TERMS AND CONDITIONS OF OPTIONS.
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                     All options granted under this Plan shall be evidenced by a written Stock Option Agreement (which may incorporate the provisions of this Plan by reference and which shall be in such form as the Board shall approve) signed by the President of the Company and the Optionee.
All options shall be granted subject to the following terms and conditions:

                     (a) EXERCISE PRICE. The exercise price per share with respect to each option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

                     (b) FAIR MARKET VALUE. The term "Fair Market Value" as used herein as of any date and in respect of any share of Common Stock means the closing sale price for a share of Common Stock on the immediately preceding

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                               trading date as reported on The Nasdaq National
                               Market or, if no closing sale price shall have been made on such relevant date, on the next preceding day on which there was a closing sale price; provided, however, that if no closing sale price shall have been made within the ten business days preceding such relevant date, or if deemed appropriate by the Board for any other reason, the Fair Market Value of such shares of Common Stock shall be as determined by the Board. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

                     (c) OPTION TERM. Each option shall be granted for a term determined from time to time by the Board, but in no event shall an option be granted for a term of more than ten years and each option is subject to earlier termination in the event of the death or the voluntary or involuntary termination of the Optionee as set forth herein.

                     (d) EXERCISE OF OPTIONS. Options shall be exercisable within the times or upon the events determined by the Board as set forth in the grant of options; provided, however, that no option shall be exercisable after the expiration of five years from the date the option is granted. Upon exercise no fractional shares of Common Stock shall be issued or transferred and no payments shall be made in lieu of fractional shares. No shares of Common Stock shall be issued or delivered until full payment therefor has been made. No option may be exercised for fewer than the lesser of (i) 500 shares of Common Stock or
                               (ii) all remaining shares of Common Stock subject to the option.

                     (e) NOTICE OF EXERCISE. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Board, stating the number of shares of Common Stock being purchased, the restrictions imposed on the shares of Common Stock and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of shares of Common Stock being purchased.

                     (f) PAYMENT. Payment for the shares of Common Stock may be made (i) in cash, (ii) by surrender of shares of Common Stock having a Fair Market Value equal to the exercise price of the option or
                               (iii) by any combination of the foregoing where approved by the Board in its sole discretion; provided, however, in the event of payment for the shares of Common Stock by method (ii) above, the shares of Common Stock so surrendered, if originally issued to the Optionee upon exercise of an option(s) granted by the Company, shall have been held by the Optionee for more than six months.

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                     (g)       PURCHASE FOR INVESTMENT. If the shares of Common
                               Stock subject to an option have not been registered under the Securities Act of 1933, as amended ("Securities Act"), the Board shall have the right to require, as a condition to any exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act, including but not limited to the representation that any and all shares of Common Stock purchased upon exercise of the option will be purchased for investment and not with a view to the distribution or resale thereof and to agree that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the Stock Option Agreement or as may be imposed by law.

                     (h) DEATH OR VOLUNTARY OR INVOLUNTARY TERMINATION. In the event of death of the Optionee or voluntary or involuntary termination of directorship with the Company of the Optionee, such option may, subject to the provisions of this Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such option has not previously been exercised, but only to the extent that such option could be exercised by the Optionee on the date of such death or voluntary or involuntary termination of directorship with the Company (whichever is the applicable case):

                               i)       in the event of the death of the
                                        Optionee, then by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, within twelve months from the date of death, but in no event subsequent to the expiration date of the option; or

                               ii) in the event of the Optionee's voluntary or involuntary termination of directorship with the Company, then by the Optionee within six months from the date of termination, but in no event subsequent to the expiration date of the option.

9.         PRIVILEGES OF STOCK OWNERSHIP.
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                     No Optionee shall have any of the rights of a shareholder
with respect to any shares of Common Stock subject to an option until the option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

10.        ADJUSTMENT OF OPTION SHARES.
           ---------------------------

                     In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of

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Common Stock available under this Plan and the number of shares of Common Stock subject to outstanding options and the exercise price per share of such options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any option and any resulting fractions of a share of Common Stock shall be ignored.

11.        COMPLIANCE WITH LAWS.
           --------------------

                     The grant of options and the issuance of shares upon exercise of any options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the shares may be listed. The Company shall be under no obligation to register the shares with the Securities and Exchange Commission or to effect compliance with the Securities Act or with the registration or qualification requirement of any state securities laws or stock exchange.

12.        CHANGE OF CONTROL.
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                     In the event the Company is merged into or consolidated
with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the plan:

            (i) subject to the provisions of clauses(iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of CSC Common Stock, shares of such stock or other securities as the holders of the shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or

           (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall be exercisable in full; or

          (iii) all outstanding options may be cancelled, by the Committee as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each older thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding t he effective date of such merger, consolidation, liquidation or sale; or

           (iv) all outstanding options may be cancelled by the Committee as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent

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                     exercisable in accordance with any discretionary
                     limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or

           (v) the Committee may provide for the cancellation of all outstanding options and for the payment to the holders of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

13.        AMENDMENT OR TERMINATION OF PLAN.
           --------------------------------

                     The Board may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no amendment of this Plan may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the Optionee.

14.        TERM OF PLAN.
           ------------

                     No option shall be granted pursuant to this Plan on or after May 31, 2004, but options theretofore granted may extend beyond that date and the terms of this Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.

15.        APPLICABLE LAW.
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                     The validity, interpretation and enforcement of this Plan
shall be governed in all respects by the laws of the State of Delaware and the United States of America.

16.        ISSUANCE OF SHARES.
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                     The shares of Common Stock, when issued and paid for
pursuant to the options granted hereunder, shall be issued as fully paid and non-assessable shares.

17.        WITHHOLDING TAXES.
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                     Whenever under this Plan shares are to be issued in
satisfaction of the exercise of options granted thereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

18.        TRANSFERABILITY OF OPTIONS.
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                     An option may be sold, pledged, assigned, hypothecated,
transferred or disposed of as determined by the Board and as set forth in a Stock Option Agreement with an Optionee.


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